CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rexit, Inc

(A Development Stage Company)

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated April 30, 2013 relating to the financial statements of Rexit, Inc.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Melville, New York

May 6, 2013

115 Broad Hollow Road, Suite 350 Melville, New York 11747

Tel: (516) 394-3344 Fax: (516) 908-7867

www.zbscpas.com